                               EXHIBIT (99)(III)


                           DAYTON HUDSON CORPORATION
                SCHEDULE OF OPERATING PROFIT AND LIFO PROVISION

                             (MILLIONS OF DOLLARS)



                               1993     1992    1991
                             -------  -------  ------

Operating Profit
      Target                  $  662   $  574   $ 458
      Mervyn's                   179      284     284
      Dept. Store Division       268      228     168
                              ------   ------   -----
      Total                   $1,109   $1,086   $ 910
                              ======   ======   =====



LIFO (Expense)/Credit
      Target                  $   62   $   (2)  $  44*
      Mervyn's                     7*       4     (13)
      Dept. Store Division        22*     (11)      7
                              ------   ------   -----
      Total                   $   91   $   (9)  $  38
                              ======   ======   =====



* Reflects adoption of an internally-generated price index to estimate the change in its retail prices.